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                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Experts" and to the use of our report dated March 1, 2002, in Amendment No. 4 to the Registration Statement (Form SB-2, File No. 333-57830) and related Prospectus of MigraTEC, Inc. filed April 30, 2002 for the registration of 30,650,000 shares of its common stock.




                                               /s/ ERNST & YOUNG  LLP
                                               ----------------------
                                               Ernst & Young LLP






Dallas, Texas
April 23, 2002